UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 6, 2007 (June 6, 2007)

GENERAL DYNAMICS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-3671	13-1673581
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2941 Fairview Park Drive, Suite 100, Falls Church, Virginia	22042-4513
(Address of Principal Executive Offices)	(Zip Code)

(703) 876-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)    On June 6, 2007, General Dynamics entered into an amended and restated employment agreement with its Chairman and Chief Executive Officer, Nicholas D. Chabraja, pursuant to which Mr. Chabraja has agreed to continue as Chairman and Chief Executive Officer until June 30, 2009. Under the agreement, Mr. Chabraja will continue to receive an annual salary of not less than his current salary, be eligible for bonuses and incentive compensation awards, and be eligible for other benefits and perquisites that the Company provides generally to its senior executive officers.

If Mr. Chabraja remains an employee of General Dynamics through June 30, 2009: (i) he will receive a bonus for the 2009 calendar year of not less than his 2008 bonus; (ii) all of his outstanding equity awards will vest in full; (iii) he will receive a lump sum cash payment of $7,993,120 (plus interest from the date of the agreement) in lieu of corporate aircraft usage and reimbursement for office space and support and for transporting and storing furnishings, to which he was entitled under his 2004 employment agreement; and (iv) he will receive a lump sum retirement benefit equal to the actuarial equivalent of a monthly single-life annuity equal to a percentage of his average monthly salary (which, if his employment continued to June 30, 2009, would be 61%), reduced by payments under the Company’s retirement programs.

If Mr. Chabraja’s employment is terminated without cause, due to disability or due to a change of control, he will receive the annual salary, bonus and incentive compensation he would have earned through June 2009, all of his outstanding equity awards will vest in full, and he will receive the lump sum cash payment and retirement benefit, each as described above. If he resigns prior to June 30, 2009, or if he is terminated for cause, he will receive the lump sum cash payment and the retirement benefit that has accrued through the date of his termination, and only in the case of his resignation, a pro-rata bonus for the year in which his employment terminates.

A copy of the press release announcing Mr. Chabraja’s employment agreement is filed as Exhibit 99.1 to this Form 8-K.

On June 6, 2007, General Dynamics entered into an amendment to the retirement benefit agreement with David A. Savner, dated March 4, 1998. Under the amended agreement, if Mr. Savner maintains active employment through March 31, 2009, the Company will pay him a bonus for the 2009 calendar year of not less than his 2008 bonus and all of his equity awards will vest in full. Additionally, Mr. Savner will continue to be eligible for a supplemental retirement benefit equal to an additional five years of participation in the General Dynamics Corporation Retirement Plan for Salaried Employees and the General Dynamics Corporation Supplemental Retirement Plan. This supplemental retirement benefit is subject to forfeiture under certain conditions. The benefit is paid as a single life annuity or, at his election, an actuarial equivalent form available under the Retirement Plan.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	General Dynamics press release dated June 6, 2007, announcing the employment agreement with Nicholas D. Chabraja

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL DYNAMICS CORPORATION

by	/s/ John W. Schwartz
John W. Schwartz
Vice President and Controller
(Authorized Officer and Chief Accounting Officer)

Dated: June 6, 2007